                                                REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                              BANC ONE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Ohio                                    31-0738296
 -------------------------------         ------------------------------------
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)

     100 East Broad Street, Columbus, Ohio                      43271
     ----------------------------------------                 ----------
     (Address of Principal Executive Offices)                 (Zip Code)

                 BANC ONE CORPORATION 1995 Stock Incentive Plan
                 ----------------------------------------------
                            (Full title of the plan)

                              Steven Alan Bennett
                   Senior Vice President and General Counsel
                              BANC ONE CORPORATION
                              Department OH1-0158
                100 East Broad Street, Columbus, Ohio 43271-0158
                ------------------------------------------------
                    (Name and address of agent for service)

                                  614/248-7590
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                With Copies to:
                            Kenneth L. Wagner, Esq.
                              BANC ONE CORPORATION
                              Department OH1-0158
                             100 East Broad Street
                           Columbus, Ohio 43271-0158
                                  614-248-5304


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
                              Calculation of Registration Fee
=============================================================================================
                                                Proposed           Proposed
                                                 maximum            maximum
                             Amount             offering           aggregate     Amount of
Title of securities          to be               price             offering     registration
to be registered         registered(1)        per share(2)          price           fee(2)
---------------------------------------------------------------------------------------------
Common Stock              15,000,000            $42.00          $630,000,000       $190,910
=============================================================================================

(1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low trade prices of the Common Stock on the New York Stock Exchange on May 16, 1997.


                                 --------------

Exhibit Index on page II-4.

                     STATEMENT UNDER GENERAL INSTRUCTION E

      This Registration Statement on Form S-8 relates to 15,000,000 shares of the common stock, no par value ($5 stated value), of the Registrant ("Common Stock") representing additional shares of Common Stock authorized for issuance under the BANC ONE CORPORATION 1995 Stock Incentive Plan (the "1995 Plan"). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of its earlier Registration Statement on Form S-8 (File No. 33-58923) relating to the 1995 Plan, except for the Items set forth below.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

      The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

      1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended by the Form 10-K/A filed March 21, 1997).

      2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

      3. The Registrant's Current Reports on Form 8-K filed January 28, 1997, January 29, 1997, April 17, 1997 and April 24, 1997.

      4. The description of the Common Stock contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act on Form 8-B on May 1, 1989, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 5.  Interests of Named Experts and Counsel.

      The validity of the Common Stock to be issued pursuant to the 1995 Plan will be passed upon by Steven Alan Bennett, Senior Vice President and General Counsel of the Registrant. Mr. Bennett owns a number of shares of Common Stock and holds options to purchase additional shares of Common Stock.

ITEM 8.  Exhibits.

         See the Exhibit Index attached hereto.

                                      II-1


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 22, 1997.

                                               BANC ONE CORPORATION

                                               By: /s/ Steven Alan Bennett
                                                  ----------------------------
                                                       Steven Alan Bennett
                                                       Senior Vice President
                                                       and General Counsel

                               POWER OF ATTORNEY

We, the undersigned officers and directors of BANC ONE CORPORATION, hereby severally constitute and appoint Steven Alan Bennett, William P. Boardman, Bobby L. Doxey, Richard D. Lodge or Michael J. McMennamin, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and any subsequent registration statements filed by BANC ONE CORPORATION pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                                       Title                             Date
           ---------                                       -----                             ----
 /s/ John B. McCoy                                Chairman of the Board                  May 22, 1997
-------------------------------                   (Principal Executive
John B. McCoy                                     Officer & Director)


 /s/ Richard J. Lehmann                           President and Director                 May 22, 1997
------------------------------
Richard J. Lehmann

           Signature                                       Title                             Date
           ---------                                       -----                             ----
 /s/ Michael J. McMennamin                        Executive Vice President              May 22, 1997
-------------------------------                   (Principal Financial
Michael J. McMennamin                             Officer)


 /s/ Bobby L. Doxey                               Controller (Principal                 May 22, 1997
-------------------------------                   Accounting Officer)
Bobby L. Doxey


 /s/ Bennett Dorrance                             Director                              May 22, 1997
-------------------------------
Bennett Dorrance

 /s/ Charles E. Exley, Jr.                        Director                              May 22, 1997
-------------------------------
Charles E. Exley, Jr.


 /s/ E. Gordon Gee                                Director                              May 22, 1997
-------------------------------
E. Gordon Gee

 /s/ John R. Hall                                 Director                              May 22, 1997
-------------------------------
John R. Hall

 /s/ Laban P. Jackson, Jr.                        Director                              May 22, 1997
-------------------------------
Laban P. Jackson, Jr.


 /s/ John W. Kessler                              Director                              May 22, 1997
-------------------------------
John W. Kessler

 /s/ John G. McCoy                                Director                              May 22, 1997
-------------------------------
John G. McCoy

 /s/ Thekla R. Shackelford                        Director                              May 22, 1997
-------------------------------
Thekla R. Shackelford

 /s/ Alex Shumate                                 Director                              May 22, 1997
-------------------------------
Alex Shumate

 /s/ Frederick P. Stratton, Jr.                   Director                              May 22, 1997
-------------------------------
Frederick P. Stratton, Jr.


 /s/ Robert D. Walter                             Director                              May 22, 1997
-------------------------------
Robert D. Walter

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                                 EXHIBIT INDEX
                        FORM S-8 REGISTRATION STATEMENT

                              BANC ONE CORPORATION
                           1995 Stock Incentive Plan

Exhibit No.                Description of Exhibit                         Sequential Page No.
------------          ---------------------------------                   -------------------
    4                 Amended Articles of Incorporation of the
                      Registrant (incorporated by reference from
                      Exhibit 3-1 of the Registrant's Annual Report
                      on Form 10-K for the year ended December 31,
                      1991).

    5                 Opinion of Steven Alan Bennett, Esq.,
                      Senior Vice President and General Counsel of the Registrant, regarding the legality of the securities being offered, including consent.


   23.1               Consent of Steven Alan Bennett, Esq.,
                      Senior Vice President and General Counsel of the Registrant (included in Exhibit 5 attached hereto).

   23.2               Consent of Coopers & Lybrand L.L.P.


   24                 Powers of Attorney (included elsewhere in
                      Part II of this Registration Statement).

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